                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on March 1, 1997, by and between Fitzgeralds Gaming Corporation, a Nevada corporation (the "Company"), and Michael E. McPherson ("Executive").

1.   Term

     The Company hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, on the terms and conditions of this Agreement for the period commencing on March 1, 1997 and terminating on February 28, 1999 (such period, subject to earlier termination as provided herein, being referred to as the "Period of Employment").

2.   Duties and Services

     During the Period of Employment, Executive agrees to serve the Company as Senior Vice President of Operations and in such other offices and positions and to perform such reasonable and appropriate duties as may be requested of him by the President of Fitzgeralds Gaming Corporation ("Parent Company"), in accordance with the terms herein set forth. In performance of his duties, Executive shall be subject to the direction of the President. Excluding periods of vacation to which Executive is entitled, Executive shall devote his full time, energy and skill to the business and affairs of the Company and its subsidiaries and affiliates and to the promotion of their interests. The principal place of business of the Executive will be Reno, Nevada, or other such location as may be mutually agreed upon by the President and the Executive. Executive acknowledges and agrees that this Agreement is subject to the licensing and regulatory control of the Nevada Gaming Commission and the State Gaming Control Board (the "Nevada Gaming Authorities") and various other state, county and city gaming regulatory enforcement agencies (with the Nevada Gaming Authorities, collectively the "Gaming Authorities") which may require that Executive be investigated for personal suitability and licensing. Executive shall fully cooperate with the Gaming Authorities in order that he may obtain all required licenses, permits, approvals or findings of suitability required in connection with his employment hereunder.

3.   Compensation

     (a) Salary and Bonuses. As compensation for his services hereunder, the Company shall pay Executive, during the Period of Employment, an annual base salary, which shall be payable in installments in accordance with the Company's compensation schedule as in existence from time to time. The Initial annual base salary shall be $145,000.

        On March 1, 1998, the annual base salary payable to Executive shall be reviewed and an increase will be awarded if warranted based on performance. Executive shall be entitled to participate in the Company's bonus plan as approved by the Company's Board of Directors.

        (b) Fringe Benefits. During the Period of Employment, Executive shall be entitled to participate in a benefit plan, subject to the same definitions, qualifications and conditions as may exist from time to time, under the terms of the Employer's group benefit plan offered at any time to all other Executives of Employer. nothing contained herein shall preclude Executive from participating in the present or future employee benefit plans of the Company, including without limitation any pension plan, long term disability plan, profit sharing plan, savings plan, deferred compensation plan, stock option plan and health-and-accident plan or arrangement, if he meets the eligibility requirements therefor.

        (c) Expenses. All travel and other expenses incidental to the rendering of services by Executive hereunder shall be paid by the Company. If any such expenses are paid in the first instance by Executive, the Company shall reimburse him therefor on presentation of the appropriate documentation required by the Internal Revenue Code and Regulations or otherwise required under the Company policy in connection with such expenses. In the event that such travel incurred in the rendering of services by the Executive should result in the Executive incurring a state income tax liability, the Company agrees to reimburse the Executive for such state income tax liability, including penalties and interest and for the cost of preparing such state income tax returns. The Company's responsibility for the aforementioned state tax liability will not be extinguished with the termination of the Employee Agreement.

        (d) Vacation. Executive shall be entitled to paid vacation, to be take at times or times mutually satisfactory to Executive and the President. Unused vacation shall be paid to the Executive upon the termination of the contract.

4.      Termination.

        (a) Notwithstanding the provisions of Section 1, hereof, Executive may be discharged by the Company for Cause (as defined in Section 4(c) hereof), in which event the Period of Employment hereunder shall cease and terminate and the Company shall have no further obligation or duties under this Agreement, except for obligations accrued under Section 3 at the date of termination. In addition, the Period of Employment hereunder shall cease and terminate upon the earliest to occur of the following events: (i) the death of Executive or (ii) at the election of the Board of Directors, (subject to the Americans With Disabilities Act), the inability of Executive by reason of physical or mental disability to continue the proper performance of his duties hereunder for a period of 180 consecutive days. Upon termination of the Period of Employment pursuant to the preceding sentence, the

     Company shall continue to pay to Executive or his estate, as the case may be, the entire compensation otherwise payable to him under Section 3(a) hereof for the lesser of 90 days or the remaining Period of Employment.

     (b) In the event that Executive is discharged by the Company other than for Cause or other than pursuant to Section 4(a) hereof by reason or physical or mental disability, Executive shall have no further obligations or duties under this Agreement; provided, however, that Executive shall continue to be bound by the provisions of Section 5 and 6 hereof if the Company continues to make all payments to Executive pursuant to Section 3 hereof based on a termination date of the date on which the Period of Employment would have expired, but for such termination pursuant to this
     Section 4(b).

     (c) For purposes of this Agreement, cause ("Cause") shall be deemed to exist only upon (i) conviction of a felony; (ii) embezzlement or misappropriation of funds or property of the Company or any of its subsidiaries or affiliates; (iii) failure to obtain and maintain during the Period of Employment all licenses, permits, approvals or findings of suitability with the Gaming Authorities required in connection with his employment hereunder; (iv) commission of any criminal or other improper act which could result in the suspension or revocation of any such license, permit, approval or finding of suitability; or (v) Executive's consistent refusal to substantially perform, or willful misconduct in the substantial performance of, his duties and obligations hereunder.

     If during the pendency of any application for licensing or during the pendency of any formal investigation or disciplinary proceeding into the personal qualifications or suitability of the Executive, the Company determines that the Executive's personal suitability may be denied or determined to be unsuitable or may delay the Company's licensing, the Company may, in its sole discretion, to the extent permitted by the applicable Gaming Authorities, employ the Executive for other duties and services at a rate of compensation to be agreed upon until such matters are resolved. For purposes of this Section 4(c), "duties and responsibilities" of the Executive shall mean those duties and responsibilities which are consistent with Executive's current position with the Company and shall not include any additional duties or responsibilities assigned to Executive after the date hereof which, in the reasonable judgment of Executive, are inconsistent in any respect with Executive's current position or substantially increase his duties and responsibilities from those currently contemplated hereby.

5.   Non-Competition Clause

     If the Company is fulfilling its obligation under Section 4(b), the Executive shall not perform any kind of services, whether related directly or indirectly to another Gaming Licensee or Gaming Company.

        If Executive terminates his contract prior to the expiration of the period of employment or if the company is continuing payments pursuant to Section 3, the Employee may not be employed or provide services for any Casino Licensee in either Reno, Sparks, Downtown Las Vegas or Tunica, Mississippi.

6.      Confidentiality

        The Company and Executive acknowledge that the services to be performed by Executive under this Agreement are unique and extraordinary and, as a result of such employment, executive will be in possession of confidential information, proprietary information and trade secrets (collectively, "Confidential Material") relating to the business practices of the company and its Affiliates Executive agrees that he will not, directly or indirectly, (i) disclose to any other person or entity either during or after his employment by the Company or (ii) use, except during his employment by the Company in the business and for the benefit of the Company or any of its Affiliates, any Confidential Material acquired by Executive during his employment by the Company, without the prior written consent of the Company. Upon termination of is employment with the Company for any reason, Executive agrees to return to the Company all tangible manifestations of Confidential Materials and all copies thereof. All programs, ideas, strategies, approaches, practices or inventions created, developed, obtained or conceived of by Executive prior to or during the term thereof, and all business opportunities presented to Executive during the term hereof by reason of his engagement by the Company, shall be owned by and belong exclusively to the Company, provided that they are related in any manner to its business or that of any of its Affiliates. Executive shall (i) promptly disclose all such programs, ideas, strategies, approaches, practices, inventions or business opportunities to the Company and (ii) execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such items. Executive agrees that the remedy at law for any breach by him of this
        Section 6 will be inadequate and that the Company shall be entitled to injunctive relief.

7.      Miscellaneous

        (a) Notices. Any notice or other communication required or permitted to be given hereunder shall be made in writing and shall be delivered in person or mailed by prepaid registered or certified mail, return receipt requested, addressed to the parties as follows:

                If to the Company:

                                Fitzgeralds Gaming Corporation
                                302 Fremont Street
                                Las Vegas, Nevada 89101
                                Attention: President and General Counsel

     If to Executive:

          Michael E. McPherson
          Fitzgeralds Gaming Corporation
          300 E. 2nd Street, 15th Floor
          Reno, Nevada 89501

or to such other address as the party shall have furnished in writing in accordance with this Section. Such notices or communications shall be effective upon delivery if delivered in person and either upon actual receipt or three
(3) days after mailing, whichever is earlier, if delivered by mail.

(b) Parties In Interest This Agreement shall be binding upon and inure to the benefit of Executive, and it shall be binding upon and inure to the benefit of the Company and any corporation succeeding to all or substantially all of the business and assets of the Company by merger, consolidation, purchase of assets or otherwise.

(c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law or conflicts of laws rules and laws of such jurisdiction.

(e) Severability. In the event that any term or condition contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates across from their respective signatures, effective as of the date first written above.

   4/17/97                             FITZGERALDS GAMING CORPORATION
-----------------------------
Date                                   By:  /s/ PHILIP D. GRIFFITH
                                          --------------------------------------
                                           Philip D. Griffith
                                           President and Chief Executive Officer

   4/16/97                             By: /s/ MICHAEL E. MCPHERSON
-----------------------------             --------------------------------------
Date                                       Michael E. McPherson